Exhibit 99.1

ETHYL CORPORATION REPORTS IMPROVED FIRST QUARTER 2004 RESULTS

•	Petroleum additives and TEL earnings improve

•	Petroleum additives sales increase 25 percent

•	Debt reduced $14.7 million

Richmond, VA, April 29, 2004 –Ethyl Corporation (NYSE:EY) –President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report for the first quarter 2004 and an update of the company’s operations.

The earnings results for first quarter 2004 include improvement in both our petroleum additives and tetraethyl lead (TEL) profits compared with first quarter last year. Income from continuing operations for the first quarter of 2004 was $5.8 million or $.35 per share. This was a significant improvement over results on the same basis for first quarter 2003 which were a loss of $100 thousand or $.01 per share. First quarter net income in 2003, including the $14.8 million gain on the sale of our phenolic antioxidant business and a $1.6 million benefit of another nonrecurring item, amounted to $16.3 million or $.98 per share. The year 2003 nonrecurring items are included in the summary of earnings chart at the end of this earnings release.

Petroleum additives segment operating profit for the first quarter 2004 improved 33 percent over first quarter last year. Net sales increased 25 percent over the same period last year reflecting improved sales in each of our major product groups. Our position in the petroleum additives market continues to show the benefits of our strong, diverse product portfolio and our increased spending on research development and testing. These earnings improvements were accomplished in spite of the adverse impact of rising raw material costs which continue to adversely affect our margin. Only a small portion of these costs were recovered through increased pricing. The continuing improvement in our petroleum additives earnings reflects the benefits of our continued focus on helping our customers grow their business while managing cost through solutions provided by our products and services.

Our TEL earnings were significantly higher in the first quarter of this year compared to the same period last year. The improvement reflects higher pricing and shipments this quarter compared to first quarter 2003. This segment’s results will continue to be characterized by significant swings in shipping volumes from quarter to quarter.

We also continue to make significant progress on debt reduction as we reduced debt $14.7 million during the first quarter this year.

We are extremely pleased with the growth in our petroleum additives segment, as well as our progress in debt reduction. Our improved earnings reflect the success of our ongoing focus to increase profitability of our product lines; however this is being made more difficult due to increasing raw material cost. Our debt reduction program continues to strengthen our financial position and enables us to review new business growth opportunities. We believe the holding company structure recommended by the board of directors to the shareholders of Ethyl will facilitate an even more focused management of our petroleum additives and our TEL businesses, as well as provide a more flexible structure for future business growth.

Sincerely,

Thomas E. Gottwald

Earnings for the first quarter 2003 included significant nonrecurring items. A summary of earnings totaling net income under generally accepted accounting principles is included below as part of the earnings release.

Summary of earnings for the First Quarter:

	First Quarter Ended March 31
	2004	2003
Net income:
Income (loss) from continuing operations	$5.8	$(0.1)
Discontinued operations (2003 gain on sale of phenolic antioxidant business) (1)	—	14.8
Nonrecurring item (1)	—	1.6

Net income	$5.8	$16.3

Basic earnings per share: (2)
Income (loss) from continuing operations	$0.35	$(0.01)
Discontinued operations (2003 gain on sale of
phenolic antioxidant business) (1)	—	0.89
Nonrecurring item (1)	—	0.10

Net income	$0.35	$0.98

(1)	Details included in notes to accompanying financial statements.
(2)	Information on diluted earnings per share is included in the accompanying Segment Results and Other Financial Information Statement.

As a reminder, a conference call and Internet web cast is scheduled for 2:00 p.m. EDT on April 30, 2004 to review first quarter 2004 financial results. You can access the conference call live by dialing 800-657-1269 (domestic) or 973-409-9259 (international) and requesting the Ethyl conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.Ethyl.com or www.vcall.com. A teleconference replay of the call will be available until May 3, 2004 EDT by dialing 877-519-4471 (domestic) and 973-341-3080 (international). The replay pass code is 4709306. A web cast replay will be available for 30 days.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Ethyl’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; resolution of environmental liabilities; changes in the demand for Ethyl’s products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which Ethyl conducts business; the impact of consolidation of the petroleum additives industry; and other factors detailed from time to time in the reports that Ethyl files with the Securities and Exchange Commission, including the risk factors in Item 7A, “Quantitative and Qualitative Disclosures About Market Risk” of Ethyl’s 2003 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by Ethyl in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for Ethyl to predict these events or how they may affect the company. Ethyl has no duty to, and does not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

To the extent that this press release contains non-GAAP financial measures, it also presents both the most directly comparable financial measures calculated and presented in accordance with GAAP and a quantitative reconciliation of the difference between any such non-GAAP measures and such comparable GAAP financial measures. For management’s statement concerning the reasons why management believes that presentation of non-GAAP measures provides useful information to investors concerning Ethyl’s financial condition and results of operations, see the Form 8-K furnished to the Securities and Exchange Commission on April 30, 2004.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza
Investor Relations
Phone: 804.788.5555
Fax: 804.788.5688
Email: investorrelations@ethyl.com

ETHYL CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions except per share amounts, unaudited)

	Three Months Ended March 31
	2004	2003
Net sales:
Petroleum additives	$214.6	$171.8
Tetraethyl lead	2.2	1.7

Total	$216.8	$173.5

Segment operating profit:
Petroleum additives before nonrecurring item	$14.9	$11.2
Nonrecurring item (a)	—	0.1

Total petroleum additives	14.9	11.3

Tetraethyl lead before nonrecurring item	7.3	1.4
Nonrecurring item (a)	—	2.4

Total tetraethyl lead	7.3	3.8

Segment operating profit	22.2	15.1
Deduct current year nonrecurring item to reconcile
Segment Reporting to Consolidated
Statements of Income (b)	—	(2.5)
Corporate unallocated expense	(5.2)	(4.7)
Interest expense	(5.2)	(4.8)
Other expense, net	(2.9)	(3.3)

Income (loss) from continuing operations before income taxes	$8.9	$(0.2)

Net income:
Earnings excluding discontinued operations and nonrecurring item	$5.8	$(0.1)
Discontinued operations (c)	—	14.8
Nonrecurring item (a)	—	1.6

Net income:	$5.8	$16.3

Basic earnings per share:
Earnings excluding discontinued operations and nonrecurring item	$0.35	$(0.01)
Discontinued operations (c)	—	0.89
Nonrecurring item (a)	—	0.10

Net income	$0.35	$0.98

Diluted earnings per share:
Earnings excluding discontinued operations and nonrecurring item	$0.34	$(0.01)
Discontinued operations (c)	—	0.89
Nonrecurring item (a)	—	0.10

Net income	$0.34	$0.98

Notes to Segment Results and Other Financial Information

Prior periods have been reclassified to conform to the current presentation.

(a)	The nonrecurring item after income taxes amounts to $1.6 million and results from 2003 gain on the implementation of Statement of Financial Accounting Standards (SFAS) No. 143. This nonrecurring item is included in segment operating profit.
(b)	For segment reporting, the 2003 gain on the implementation of SFAS No. 143 is shown in operating profit as a nonrecurring item. In the Consolidated Statements of Income, this item is shown as a cumulative effect of accounting change.
(c)	Discontinued operations reflect the gain ($23.2 million before tax) on the disposal of the phenolic antioxidant business, which was sold in January 2003.

ETHYL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

	Three Months Ended March 31
	2004	2003
Net sales	$216,770	$173,466
Cost of goods sold	170,909	137,406

Gross profit	45,861	36,060

TEL marketing agreements services	7,312	3,001

Selling, general, and administrative expenses	23,518	20,588
Research, development, and testing expenses	15,749	13,682

Operating profit	13,906	4,791

Interest and financing expenses	5,156	4,802
Other income (expense), net	166	(198)

Income (loss) from continuing operations before income taxes	8,916	(209)
Income tax expense (benefit)	3,098	(72)

Income (loss) from continuing operations	5,818	(137)

Discontinued operations (a)
Gain on disposal of business (net of tax)	—	14,805

Income before cumulative effect of accounting change	5,818	14,668
Cumulative effect of accounting change (net of tax) (b)	—	1,624

Net income	$5,818	$16,292

Basic earnings per share:
Earnings (loss) from continuing operations	$0.35	$(0.01)
Discontinued operations (net of tax) (a)	—	0.89
Cumulative effect of accounting change (net of tax) (b)	—	0.10

Net income	$0.35	$0.98

Diluted earnings per share:
Earnings (loss) from continuing operations	$0.34	$(0.01)
Discontinued operations (net of tax) (a)	—	0.89
Cumulative effect of accounting change (net of tax) (b)	—	0.10

Net income	$0.34	$0.98

Shares used to compute basic earnings per share	16,813	16,689

Shares used to compute diluted earnings per share	17,121	16,689

Notes to Consolidated Statements of Income

(a)	Discontinued operations reflect the phenolic antioxidant business, which was sold in January 2003. The gain on the disposal of this business was $23.2 million ($14.8 million after tax or $.89 per share.)
(b)	The cumulative effect of accounting change in the first quarter 2003 reflects the gain of $2.5 million ($1.6 million after tax or $.10 per share) recognized upon the adoption of Statement of Financial Accounting Standard (SFAS) No. 143 on January 1, 2003.

ETHYL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31 2004 (unaudited)	December 31 2003
ASSETS

Current assets:
Cash and cash equivalents	$22,290	$29,052
Restricted cash	1,805	1,903
Trade and other accounts receivable, less allowance for doubtful accounts ($2,691 - 2004; $2,382 - 2003)	135,948	132,542
Receivable - TEL marketing agreements services	2,228	2,456
Inventories	122,304	124,428
Prepaid expenses	9,061	3,810
Deferred income taxes	11,001	11,296

Total current assets	304,637	305,487

Property, plant and equipment, at cost	753,420	751,919
Less accumulated depreciation and amortization	583,481	577,686

Net property, plant and equipment	169,939	174,233

Prepaid pension cost	22,754	21,829
Deferred income taxes	8,527	5,471
Other assets and deferred charges	67,069	75,564
Intangibles, net of amortization	61,272	62,849

Total assets	$634,198	$645,433

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$59,300	$53,589
Accrued expenses	42,345	50,691
Long-term debt, current portion	5,871	6,978
Income taxes payable	15,657	10,055

Total current liabilities	123,173	121,313

Long-term debt	188,205	201,839
Other noncurrent liabilities	117,607	122,598

Shareholders’ equity
Common stock ($1 par value)
Issued - 16,831,509 in 2004 and 16,786,009 in 2003	16,832	16,786
Additional paid in capital	67,242	67,091
Accumulated other comprehensive loss	(20,649)	(20,164)
Retained earnings	141,788	135,970

	205,213	199,683

Total liabilities and shareholders’ equity	$634,198	$645,433

ETHYL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended March 31
	2004	2003
Cash and cash equivalents at beginning of year	$29,052	$15,478

Cash flows from operating activities:
Net income	5,818	16,292
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	10,874	11,271
Amortization of deferred financing costs	1,086	1,318
Noncash pension expense	2,583	2,316
Cumulative effect of accounting change	—	(2,549)
Gain on sale of phenolic antioxidant business	—	(23,196)
Deferred income tax (benefit) expense	(2,356)	2,029
Working capital changes	2,789	3,366
Cash pension contributions	(5,940)	(687)
TEL working capital advance	113	779
Proceeds from legal settlement	—	4,825
Other, net	(3,901)	2,933

Cash provided from operating activities	11,066	18,697

Cash flows from investing activities:
Capital expenditures	(3,295)	(1,818)
Proceeds from sale of phenolic antioxidant business	—	27,020
Other, net	11	3

Cash (used in) provided from investing activities	(3,284)	25,205

Cash flows from financing activities:
Repayment of term loan	(14,602)	—
Repayment of debt - previous agreements	—	(41,890)
Debt issuance costs	—	(1,756)
Other, net	58	(131)

Cash used in financing activities	(14,544)	(43,777)

(Decrease) increase in cash and cash equivalents	(6,762)	125

Cash and cash equivalents at end of period	$22,290	$15,603